Exhibit 10.10
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of December 15, 2010, by and between Forward Air Corporation, a corporation organized under the laws of the State of Tennessee (the “Company”), and Bruce A. Campbell (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, effective as of October 30, 2007, as amended (the “Employment Agreement”);

WHEREAS, section 11(c) of the Employment Agreement specifies that the Employment Agreement may be amended only by an instrument in writing signed by the parties;

WHEREAS, the Company and the Executive find it mutually desirable and in the best interests of the parties to amend the Employment Agreement to adjust the base salary floor and to enable payment of any bonus earned for a calendar year to be paid between December 1st of such year and March 15th of the following year.

For and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.           Section 6(a) is hereby amended to read as follows:

“(a)           BASE SALARY.  An annual base salary (“Base Salary”) of not less than Five Hundred Thousand Dollars ($500,000.00), subject to adjustment annually in the discretion of the Compensation Committee.  Executive’s Base Salary will be consistent with the salaries of the chief executive officers for companies within a peer group chosen by the Compensation Committee.  Executive’s Base Salary shall be payable in accordance with the Company’s regular payroll practices in effect from time to time for executive officers of the Company.”

2.           The last sentence of Section 6(b) is hereby amended to read as follows:

“The Year-End Bonus for each calendar year, if any, shall be paid, in one or more installments, to Executive on or after December 1st of that year, but by no later than March 15th of the immediately succeeding year.”

3.           In all other respects, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first written above.

By:	/s/ Bruce A. Campbell
Bruce A. Campbell

FORWARD AIR CORPORATION
By:	/s/ Rodney L. Bell
Its:	Rodney L. Bell Chief Financial Officer, Senior Vice President and Treasurer